     As filed with the Securities and Exchange Commission on April 4, 2002

                                                    Registration No. 333- _____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ARRIS GROUP, INC.
               (Exact name of issuer as specified in its charter)

                DELAWARE                                        58-2588724
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)

        11450 TECHNOLOGY CIRCLE
            DULUTH, GEORGIA                                       30097
(Address of principal executive offices)                        (Zip Code)

                  ANTEC CORPORATION 2000 STOCK INCENTIVE PLAN;
              ANTEC CORPORATION 2000 MID-LEVEL STOCK OPTION PLAN;
                  ANTEC CORPORATION 1997 STOCK INCENTIVE PLAN;
  ANTEC CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK INCENTIVE PLAN (1993);
             ANTEC CORPORATION DIRECTORS STOCK OPTION PLAN (1993);
           TSX CORPORATION 1996 SECOND AMENDED AND RESTATED LONG-TERM
                          INCENTIVE COMPENSATION PLAN;
   TSX CORPORATION 1993 AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN; AND
           TSX CORPORATION 1994 W. H. LAMBERT STOCK OPTION AGREEMENT
                           (Full title of the plans)

                              LAWRENCE A. MARGOLIS
                               ARRIS GROUP, INC.
                            11450 TECHNOLOGY CIRCLE
                             DULUTH, GEORGIA 30097
                                 (678) 473-2000
                      (Name, address and telephone number,
                  including area code, of agent for service)

       The Commission is requested to mail signed copies of all orders, notices and communications to:

                                SANDRA L. WHITE
                              TROUTMAN SANDERS LLP
                        600 PEACHTREE STREET, SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3000

--------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
   Title of each class of              Amount to be        Proposed maximum         Proposed              Amount of
securities to be registered           registered (1)      offering price per     maximum aggregate      registration
                                                               share (2)         offering price (2)          fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01        6,000,000 shares          $9.565              $57,390,000.00         $5,280.00
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) on the average of the high and low sales prices of $9.89 and $9.24 per share, respectively, for Arris Group, Inc. common stock ("Common Stock") (ticker symbol "ARRS") on the Nasdaq National Market System on April 2, 2002

===============================================================================

                                EXPLANATORY NOTE

         Effective August 3, 2001, ANTEC Corporation acquired Nortel Networks LLC's interest in Arris Interactive L.L.C., a developer of broadband cable access technology. The transaction was relatively complex, but in involved, in part, the creation of Arris Group, Inc. (f/k/a Broadband Parent Corporation) as a new publicly-traded holding company which indirectly acquired Nortel Networks Inc.'s interest in Arris Interactive L.L.C. for 37 million shares of Arris Group, Inc. common stock. As part of the same transaction, a wholly-owned subsidiary of Arris Group, Inc. merged with and into ANTEC Corporation so that Arris Group, Inc. was the holding company for both ANTEC Corporation and Arris Interactive L.L.C. Thus, although Arris Group, Inc. (hereinafter sometimes referred to as the "Company") is a separate registrant from ANTEC Corporation, Arris Group, Inc. is a successor in interest to ANTEC Corporation.

         Also as part of the transaction described above, Arris Group, Inc. assumed certain of ANTEC Corporation's employee benefit plans: (i) the ANTEC Corporation 2000 Stock Incentive Plan, (ii) the ANTEC Corporation 2000 Mid-Level Stock Option Plan, (iii) the ANTEC Corporation 1997 Stock Incentive Plan, (iv) ANTEC Corporation Amended and Restated Employee Stock Incentive Plan
(1993), (v) ANTEC Corporation Directors Stock Option Plan (1993), (vi) the TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan, (vii) the TSX Corporation 1993 Amended and Restated Directors Stock Option Plan and (viii) the TSX Corporation 1994 W. H. Lambert Stock Option Agreement. This Registration Statement is filed to register the issuance of Arris Group, Inc. common stock under the assumed ANTEC Corporation benefit plans.

         PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting part I of this Registration Statement for each of the following benefit plans either have been, or will be, sent or given to participants as specified by Rule 428(b)(1) under the Securities Act: (i) the ANTEC Corporation 2000 Stock Incentive Plan, (ii) the ANTEC Corporation 2000 Mid-Level Stock Option Plan, (iii) the ANTEC Corporation 1997 Stock Incentive Plan, (iv) ANTEC Corporation Amended and Restated Employee Stock Incentive Plan (1993), (v) ANTEC Corporation Directors Stock Option Plan
(1993), (vi) the TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan, (vii) the TSX Corporation 1993 Amended and Restated Directors Stock Option Plan and (viii) the TSX Corporation 1994 W. H. Lambert Stock Option Agreement. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Upon written or oral request, Arris Group, Inc. will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to Vice President of Human Resources, Arris Group, Inc., 11450 Technology Circle, Duluth, Georgia 30097, telephone number (678) 473-2000.

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates of filing:

         (a) the Company's Annual Report on Form 10-K for the period ending December 31, 2001 filed on April 1, 2002;

         (b) the Company's Current Report on Form 8-K, 2001, filed January 23, 2002;

         (c) the Company's Current Report on Form 8-K/A, 2001, filed February 13, 2001; and

         (d) the description of the Company's Common Stock, par value $0.01, hereby incorporated by reference to the heading "Description of Broadband Parent Capital Stock Following the Transaction" in Company's Registration Statement on Form S-4 (number 333-61524), originally filed on May 23, 2001, as subsequently amended.

         All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (having to do with unlawful payment of dividends or unlawful stock purchase redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

         The certificate of incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL and the by-laws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

         The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (A)      The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number

         4.1        The description of the Company's Common Stock, par value $0.01, hereby incorporated by reference to the heading "Description of Broadband Parent Capital Stock Following the Transaction" in Company's Registration
                    Statement on Form S-4 (number 333-61524), originally filed on May 23, 2001, as subsequently amended.

         4.2(a)     The ANTEC Corporation 2000 Stock Incentive Plan, hereby incorporated by reference to 4(a) to Registration
                    Statement No. 333-37030.

         4.2(b)     Forms of Stock Option Grants for the ANTEC Corporation 2000 Stock Incentive Plan, hereby incorporated by reference to Exhibit 10.4(b) to ANTEC Corporation's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1999.

         4.3(a)     The ANTEC Corporation Mid-Level Stock Option Plan, hereby incorporated by reference to Exhibit 4(a) to
                    Registration Statement No. 333-37032.

         4.3(b)     Forms of Stock Option Grants for the ANTEC Corporation Mid-Level Stock Option Plan, hereby incorporated by reference to Exhibit 10.4(b) to ANTEC Corporation's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1999.

         4.4(a)     The ANTEC Corporation 1997 Stock Incentive Plan, hereby incorporated by reference to Exhibit 4(a) to
                    Registration Statement No. 333-90561.

         4.4(b)     Forms of Stock Option Grants for the ANTEC Corporation 1997 Stock Incentive Plan, hereby incorporated by reference to Exhibit 10.1(d) to ANTEC Corporation's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1996.

         4.5(a)     The ANTEC Corporation Amended and Restated Employee Stock Incentive Plan (1993), hereby incorporated by reference to the Company's Registration Statement No. 33-65488 on Form S-1.

         4.5(b)     From of Stock Option Grant for the ANTEC Corporation Amended and Restated Employee Stock Incentive Plan
                    (1993), hereby incorporated by reference to the Company's Registration Statement No. 33-65488 on Form S-1.

         4.6        The ANTEC Corporation Directors Stock Option Plan (1993), hereby incorporated by reference to the Company's
                    Registration Statement No. 33-65488 on Form S-1.

         4.7        The TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan, hereby incorporated by reference to Exhibit A to TSX's definitive Proxy Statement dated August 28, 1996 for the 1996 Annual Meeting of TSX stockholders (Commission File No. 1-11814).

         4.8        The TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, hereby incorporated by reference to Exhibit 4 to TSX's Registration Statement No. 33-84996 on Form S-8.

         4.9        The First Amendment to the TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, hereby incorporated by reference to Exhibit 4.3 to ANTEC Corporation's Registration Statement No. 333-19129
                    on Form S-8.

         4.10       The TSX 1994 W. H. Lambert Stock Option Agreement, hereby incorporated by reference to Exhibit 10(A)(1)(3) to
                    TSX Corporations Annual Report on Form 10-K for the fiscal period ended April 30, 1995.

         5.1        Opinion of Troutman Sanders LLP.

         23.1       Consent of Ernst & Young LLP, independent auditors.

         23.2       Consent of Troutman Sanders LLP, included in the opinion filed as Exhibit 5.1 hereto.

         24.1       Power of Attorney (included in the signature page of this Registration Statement).

Item 9.  Undertakings.

         (a) Rule 415 offerings. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b) Filings incorporating subsequent 1934 Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, Georgia, on this 4th day of April, 2002.


                                    ARRIS GROUP, INC.


                                    By:   /s/ Robert J. Stanzione
                                       ----------------------------------------
                                       Robert J. Stanzione
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Stanzione, Lawrence Margolis and David Potts, and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the 1933 Act, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 4th day of April, 2002.

                        Signature                                    Title
                        ---------                                    -----

         /s/ Robert J. Stanzione                            President, Chief Executive Officer (Principal
-----------------------------------------------------       Executive Officer) and Director
Robert J. Stanzione

         /s/ Larry Margolis                                 Executive Vice President and Chief Financial Officer
-----------------------------------------------------       (Principal Financial and Accounting Officer)
Larry Margolis

         /s/ John Anderson Craig                            Director
-----------------------------------------------------
John (Ian) Anderson Craig

         /s/ Rod F. Dammeyer                                Director
-----------------------------------------------------
Rod F. Dammeyer

         /s/ John M. Egan                                   Director
-----------------------------------------------------
John M. Egan

         /s/ James L. Faust                                 Director
-----------------------------------------------------
James L. Faust

         /s/ Craig Johnson                                  Director
-----------------------------------------------------
Craig Johnson




         /s/ William H. Lambert                             Director
-----------------------------------------------------
William H. Lambert



         /s/ John R. Petty                                  Director
-----------------------------------------------------
John R. Petty



         /s/ Larry Romrell                                  Director
-----------------------------------------------------
Larry Romrell



         /s/ Samuel K. Skinner                              Director
-----------------------------------------------------
Samuel K. Skinner



         /s/ Bruce Van Wagner                               Director
-----------------------------------------------------
Bruce Van Wagner

                                                            Director

-----------------------------------------------------
Vickie Yohe

                                 EXHIBIT INDEX

         Exhibit
         Number

         4.1        The description of the Company's Common Stock, par value $0.01, hereby incorporated by reference to the heading "Description of Broadband Parent Capital Stock Following the Transaction" in Company's Registration
                    Statement on Form S-4 (number 333-61524), originally filed on May 23, 2001, as subsequently amended.

         4.2(a)     The ANTEC Corporation 2000 Stock Incentive Plan, hereby incorporated by reference to 4(a) to Registration
                    Statement No. 333-37030.

         4.2(b)     Forms of Stock Option Grants for the ANTEC Corporation 2000 Stock Incentive Plan, hereby incorporated by reference to Exhibit 10.4(b) to ANTEC Corporation's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1999.

         4.3(a)     The ANTEC Corporation Mid-Level Stock Option Plan, hereby incorporated by reference to Exhibit 4(a) to
                    Registration Statement No. 333-37032.

         4.3(b)     Forms of Stock Option Grants for the ANTEC Corporation Mid-Level Stock Option Plan, hereby incorporated by reference to Exhibit 10.4(b) to ANTEC Corporation's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1999.

         4.4(a)     The ANTEC Corporation 1997 Stock Incentive Plan, hereby incorporated by reference to Exhibit 4(a) to
                    Registration Statement No. 333-90561.

         4.4(b)     Forms of Stock Option Grants for the ANTEC Corporation 1997 Stock Incentive Plan, hereby incorporated by reference to Exhibit 10.1(d) to ANTEC Corporation's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1996.

         4.5(a)     The ANTEC Corporation Amended and Restated Employee Stock Incentive Plan (1993), hereby incorporated by reference to the Company's Registration Statement No. 33-65488 on Form S-1.

         4.5(b)     From of Stock Option Grant for the ANTEC Corporation Amended and Restated Employee Stock Incentive Plan
                    (1993), hereby incorporated by reference to the Company's Registration Statement No. 33-65488 on Form S-1.

         4.6        The ANTEC Corporation Directors Stock Option Plan (1993), hereby incorporated by reference to the Company's
                    Registration Statement No. 33-65488 on Form S-1.

         4.7        The TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan, hereby incorporated by reference to Exhibit A to TSX's definitive Proxy Statement dated August 28, 1996 for the 1996 Annual Meeting of TSX stockholders (Commission File No. 1-11814).

         4.8        The TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, hereby incorporated by reference to Exhibit 4 to TSX's Registration Statement No. 33-84996 on Form S-8.

         4.9        The First Amendment to the TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, hereby incorporated by reference to Exhibit 4.3 to ANTEC Corporation's Registration Statement No. 333-19129
                    on Form S-8.

         4.10       The TSX 1994 W. H. Lambert Stock Option Agreement, hereby incorporated by reference to Exhibit 10(A)(1)(3) to
                    TSX Corporations Annual Report on Form 10-K for the fiscal period ended April 30, 1995.

         5.1        Opinion of Troutman Sanders LLP.

         23.1       Consent of Ernst & Young LLP, independent auditors.

         23.2       Consent of Troutman Sanders LLP, included in the opinion filed as Exhibit 5.1 hereto.

         24.1       Power of Attorney (included in the signature page of this Registration Statement).